                       AGREEMENT FOR DEFERRED COMPENSATION
                              AND DISABILITY INCOME

DATE:     SEPTEMBER 14, 1982
          ------------------

PARTIES:

          Polaris Industries, Inc., a
            Minnesota corporation
          1225 North County Road 18
          Minneapolis, Minnesota 55427                     ("Employer")

          Hall Wendel                                      ("Employee")
          -------------------------------

RECITALS:

          A. Employer desires to have the benefit of Employee's continued loyalty, services, judgment and skills in the future conduct of Employer's business.

          B. Employee desires and intends to continue to devote his best efforts, skills and experience to his full time employment in the business of the Employer.

          C. The parties consider it to be in their mutual best interests to provide for certain deferred compensation, disability and death benefit payments to Employee upon the terms and conditions contained herein.

AGREEMENTS:

                                   ARTICLE 1.
                              DEFERRED COMPENSATION

          1.1) After voluntary or involuntary termination of the employment of Employee (excluding termination by death), Employer shall pay to Employee additional compensation, the amount of which shall be determined as follows:

               (a) In the event of an involuntary termination of the employment of Employee for any reason other than dishonesty or gross misconduct against Employer in the performance of Employee's duties, Employee's additional compensation shall be equal to $100,000 multiplied by the number of full years of continuous service by him with Employer since the date of this Agreement, up to a maximum amount of $500,000.

               (b) In the event of a voluntary termination of the employment of Employee, Employee's additional compensation shall be equal to $33,333.33 multiplied by

                                      - 1 -


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          the number of full years of continuous service by him with Employer since the date of this Agreement, up to a maximum amount of $500,000.

               (c) For purposes of this Agreement, Employee shall be considered employed by Employer during the period during which he is receiving disability payments pursuant to Article 2 of this Agreement.

          1.2) The amount payable to Employee pursuant to Section 1.1 shall be paid in 120 equal monthly installments, commencing on the first day of the second calendar month following either the effective date of Employee's retirement or Employee's 65th birthday, whichever is later.

          1.3) If Employee dies before receiving all payments of deferred compensation due him under Section 1.1, any remaining installments shall be paid to either the beneficiary designated by Employee in writing to Employer as provided in Section 1.7, or the legal representatives of Employee's estate.

          1.4) In the event of the death of Employee prior to commencement of payments under Section 1.1 (provided that Employee is employed by Employer or is receiving disability payments pursuant to Article 2 of this Agreement at the time of his death), Employer shall pay to either the beneficiary designated in writing by Employee to Employer as provided in Section 1.7, or to the legal representatives of Employee's estate $500,000, representing additional compensation to Employee.

          1.5) The amount payable to Employee's beneficiary or legal representative pursuant to Section 1.4 hereof shall be paid in 120 equal monthly installments, commencing on the first day of the second calendar month following notification of Employer of the appointment of the legal representative of Employee's estate. Employer may, in its discretion, pay such amount in larger or more frequent installments (including lump sum payment), with no discount applicable for such prepayment.

          1.6) Payments made under this Article are a continuation of compensation to Employee, as additional consideration for his services as an employee of Employer. Such payments shall be treated as ordinary income when received on any applicable state and federal income tax returns.


          1.7) Employee may, by written instrument delivered to Employer during his lifetime, designate primary and contingent beneficiaries to receive any installments which may be payable hereunder following Employee's death, and may designate the proportions in which such beneficiaries are to receive such payments. Employee may change such designation from time to time, and the last written designation filed with Employer prior to Employee's death will control. If no designated beneficiary survives Employee, or if all designated beneficiaries who

                                      - 2-

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survive Employee die before all payments are made, remaining payments shall be made to the legal representatives of Employee's estate.

                                   ARTICLE 2.
                               DISABILITY PAYMENTS

          2.1)   If, during the term of his employment, Employee is totally disabled, Employer will pay to Employee a monthly disability payment equal to $4,166.67. Such payments shall continue during the period of Employee's total disability until Employee reaches age 65. Such payments shall not be offset by any disability benefits from whatever source received including, without limitation, Social Security disability benefits, which Employee may receive during that period.

          2.2)   "Total disability" shall mean that, as a result of physical or mental injury or sickness, Employee is unable to perform his regular and customary duties as an employee of Employer and is not engaged in any other gainful occupation. Total disability shall be determined by the Board of Directors of Employer or an examining physician acceptable to Employer. Employer, at its own expense, shall have the right and opportunity to examine Employee when, and as often as, it may reasonably require during the period of disability.

                                   ARTICLE 3.
                               GENERAL PROVISIONS

          3.1)   This Agreement may be amended in any and all respects at any time by written agreement of both parties hereto.

          3.2)   This Agreement may be terminated at any time by written
agreement of both parties hereto.

          3.3)   This Agreement is binding upon and inures to the benefit of
Employer, its successors and assigns, and Employee, his heirs, legal representatives and assigns.

          3.4)   No person shall have any power to transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any of the payments or entitlements to payments provided herein; nor shall any of such payments be subject to seizure for payment of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

          3.5)   Nothing herein contained shall in any way affect or interfere with Employee's rights or privileges under any other retirement, pension, profit sharing, bonus, insurance,


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hospitalization or other employee benefit plan, now in effect or hereafter adopted, in which Employee is entitled to share or participate as an employee of Employer. Notwithstanding the foregoing, it is understood that Employer may purchase a disability income policy covering Employee for the specific purpose of funding in whole or in part the payments described in Article 2 or a life insurance policy or policies covering Employee for the specific purpose of funding in whole or in part the payments described in Article 1; and any such policy or policies so designated shall not constitute separate and additional benefits to which Employee would be entitled.

          3.6)   This Agreement shall not be construed as giving to Employee a right to be retained in the service of Employer, or any right or claim to any benefit or allowance after termination of employment by Employer, unless the right to such benefit has accrued prior to such termination as provided herein.

          3.7)   This Agreement supersedes all prior agreements and
understandings between the parties relating to the payment of deferred compensation and disability income.

          3.8)   This Agreement shall be subject to and construed in accordance with the laws of the State of Minnesota.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        POLARIS INDUSTRIES, INC.



                                        By /s/ Robert Moe
                                           ------------------------------------
                                           Its Executive Vice President

                                                                      EMPLOYER





                                        /s/ Hall Wendel
                                        ----------------------------------------
                                        Hall Wendel

                                                                      EMPLOYEE

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                    AMENDMENT NO. 1 TO AGREEMENT FOR DEFERRED
                       COMPENSATION AND DISABILITY INCOME


     THIS AGREEMENT, made this 2nd day of May, 1985, between Polaris Industries, Inc., a Minnesota corporation (herein called "Employer"), and W. Hall Wendel, Jr. (herein called "Employee");

                              W I T N E S S E T H

     WHEREAS, Employer and Employee entered into an Agreement for Deferred Compensation and Disability Income dated September 14, 1982, providing for certain deferred compensation, disability and death benefit payments to Employee; and

     WHEREAS, the parties desire to amend said Agreement in the manner provided below;

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. Paragraph (b) of Section 1.1 of Article 1 of the Agreement is hereby amended in its entirety to read as follows:

          "(b) In the event of a voluntary termination of the employment of Employee, Employee's additional compensation shall be equal to $50,000 multiplied by the number of full years of continuous service by him with Employer since the date of this Agreement, up to a maximum amount of $500,000."

     2. Except as amended herein, the Agreement for Deferred Compensation and Disability Income between Employer and Employee dated September 14, 1982 shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 the day and year first above written.

                                        POLARIS INDUSTRIES, INC.


                                        By /s/ Robert Moe
                                           ------------------------------------

                                                                      EMPLOYER



                                        /s/ Hall Wendel
                                        ---------------------------------------
                                        W. Hall Wendel, Jr.
                                                                      EMPLOYEE